SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 23, 2018 (April 17, 2018)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1550 Market St. #350

Denver, CO 80202

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On April 17, 2018 Red Lion Hotels Corporation (the “Company”) entered into a commitment letter with Columbia Pacific Opportunity Fund, L.P. (“CP”) that describes the general terms and conditions for a single advance term loan of $20,000,000 to the Company, which the Company may use to partially finance the acquisition of all of the outstanding equity interests of Knights Franchise Systems, Inc. by its wholly owned subsidiary, Red Lion Hotels Franchising, Inc. (the “Knights Acquisition”).    Upon execution of the commitment letter, the Company paid CP a non-refundable commitment fee of $200,000, and has agreed to reimburse CP for all reasonable out-of-pocket costs and expenses, including reasonable legal fees, whether or not the loan is funded. Closing the loan is at the sole option of the Company, and conditions to closing include negotiation and execution of a credit agreement, guaranty agreement, security agreements, and other customary documentation. The commitment automatically terminates on May 31, 2018 if the Company has not closed the loan prior to that date.

Mr. Alexander B. Washburn, a member of the Company’s Board of Directors, is a managing member of Columbia Pacific Advisors, LLC, the investment manager and general partner of CP. Columbia Pacific Advisors has beneficial ownership of 1,510,105 shares of the Company’s common stock held by CP, and 442,533 shares of common stock subject to a warrant held by an entity in which an affiliate of CP holds an indirect interest. CP is also an investor in Shelbourne Falcon, which holds a 45% interest in RL Venture, LLC, a variable interest entity in which the Company holds a 55% interest and therefore consolidates the assets, liabilities and results of operations. See Note 15 to the Notes to Consolidated Financial Statements in the Company’s 10-K for the year ended December 31, 2017.

Item 7.01	Regulation FD Disclosure

On April 19, 2018, the Company engaged Deutsche Bank Securities, Inc. to assist the Company in arranging a $40 million senior secured credit facility which, if established prior to the closing of the Knights Acquisition, would be used by the Company to finance the Knights Acquisition in lieu of the CP term loan described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: April 23, 2018	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)